UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2580 Anthem Village Dr. Henderson, NV 89052

(Address of Principal Executive Offices)

(702) 399-9777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2015, the Board of Directors (the “Board”) of Quest Solution, Inc. (the “Company”), appointed Robert F. Shepard to the Board to fill a vacancy on the Board.

Mr. Shepard, age 63, is the current President and Chief Executive Officer of Jenesey, Inc., a consulting company across diverse industries, both domestically and internationally, founded in 2001. From 2001–2008, Mr. Shepard served as Chief Executive Officer of Premier Dealer Services, Inc., a wholly owned subsidiary of American Financial Group (NYSE: AFG) in which he managed all aspects of their product offerings, operations, marketing and sales. From 1978–2001, Mr. Shepard served in multiple capacities for AON Corporation (NYSE: AON), from 1993–2001 as Chief Executive Officer and Board member for AON Warranty Group (an AON Corporation subsidiary) and from 1995–2001 as Executive Vice President and Board member for Virginia Surety Company (an AON Corporation subsidiary). Mr. Shepard attended Virginia Tech University.

The Board has determined that Mr. Shepard satisfies the definition of “independent director” under the rules of the U.S. Securities and Exchange Commission (the “Commission”). There are no arrangements or understandings between Mr. Shepard and any other person pursuant to which Mr. Shepard was appointed to serve as a director of the Company. There are no transactions in which Mr. Shepard had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with his appointment to the Board, Mr. Shepard will receive (i) $3,000 per quarter as Board compensation and (ii) stock options for 36,000 shares of common stock, par value $0.001 per share (the “Common Stock”) granted at the Company’s current stock price, which vest over a three-year term.

On May 1, 2015, Jason F. Griffith resigned as the Chief Executive Officer of the Company and Chairman of the Board, effective immediately.

Simultaneous with Mr. Griffith’s resignation, the Company and Mr. Griffith entered into that certain First Amendment to Employment Agreement (the “Griffith Employment Agreement Amendment”) to Mr. Griffith’s Employment Agreement, dated November 20, 2014 (the “Griffith Employment Agreement”). Pursuant to the terms of the Griffith Employment Agreement Amendment, Mr. Griffith was appointed as the Company’s Executive Vice President of Strategy and Acquisitions.

Additionally, the Griffith Employment Agreement called for the Company to acquire a key man life insurance policy before December 31, 2014; the Griffith Employment Agreement Amendment eliminated this clause. Concurrently, Mr. Griffith retains a right of first refusal to assume the policy should the Company cease to maintain such policy. Should Mr. Griffith resign from his position with the Company, he has the right to assume the policy at the then fair market value.

On May 1, 2015, Scot Ross, a current member of the Board and Chief Financial Officer of the Company, resigned as a member of the Board, effective immediately. Mr. Ross will continue in his role as Chief Financial Officer of the Company.

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Simultaneous with Mr. Ross’ resignation, the Company and Mr. Ross entered into that certain First Amendment to Employment Agreement (the “Ross Employment Agreement Amendment”) to Mr. Ross’ Employment Agreement, dated November 20, 2014 (the “Ross Employment Agreement”). The Ross Employment Agreement called for the Company to acquire a key man life insurance policy before December 31, 2014; the Ross Employment Agreement Amendment eliminated this clause. Concurrently, Mr. Ross retains a right of first refusal to assume the policy should the Company cease to maintain such policy. Should Mr. Ross resign from his position with the Company, he has the right to assume the policy at the then fair market value.

On May 1, 2015, Thomas Miller, current member of the Board, became the Chairman of the Board and was appointed as Chief Executive Officer of the Company.

Mr. Miller, age 63, was previously on the Board of Advisors of Bar Code Specialties, Inc., the Company’s wholly owned subsidiary. He previously served on the Board of Directors of Socket Mobile, Inc. and is a Partner in The SAGE Group of Bellevue, Washington, a management consulting company that works with executives at small to midsize companies on business transformation and revitalization strategies for value-creating events. Mr. Miller and The SAGE Group also advise private equity firms who invest in wireless and mobility companies. Prior to joining The SAGE Group, Mr. Miller was a member of the executive team at Intermec Corporation, a leader in the automated data collection, wireless and mobile computing industries, serving as its President from 2004–2005. He was also Vice President of Corporate Development until July 2006 with Intermec’s parent company UNOVA. Prior to his appointment as President of Intermec, he was Executive Vice President, Global Sales and Marketing from 2001–2003, and Senior Vice President, Americas and System and Solutions from 1999–2001. Mr. Miller was Chairman of the Automatic Industry and Mobility Association from 2003 – March 2006 and was recognized for his contributions to the industry with induction into the AIDC100 organization in 2004. Mr. Miller previously served on the board of directors and the audit and compensation committees of InfoLogix, Inc., an enterprise mobility automation company serving the healthcare industry, from October 2006 – January 18, 2011 when it was purchased by Stanley Works. Mr. Miller received his Bachelors of Business and a Masters of Business Administration from Western Illinois University.

Simultaneous with Mr. Miller’s appointment as Chief Executive Officer of the Company, the Company and Mr. Miller entered into an Employment Agreement, dated May 1, 2015 (the “Miller Employment Agreement”). The Miller Employment Agreement has an initial term of two (2) years (the “Term”). Mr. Miller’s employment with the Company shall continue until the earlier of (i) the end of the Term, or (ii) until Mr. Miller’s cessation of employment with the Company for any reason or without reason (the “Employment Period”). Mr. Miller’s initial base salary shall be $200,000 per year. Mr. Miller shall receive (i) a one-time sign-on bonus of 100,000 shares of restricted Common Stock and (ii) a performance bonus based on the Company’s operational and financial performance.

During the Employment Period, Mr. Miller’s employment with the Company shall be at-will and may be terminated by either the Company or Executive at any time, and for any reason. In the event the Company terminates Mr. Miller’s employment with the Company prior to the expiration of the Employment Period for any reason or in the event Mr. Miller resigns from the Company voluntarily, then the Company shall pay to Mr. Miller the Separation Benefits (as that term is defined in the Miller Employment Agreement. In the event Mr. Miller voluntarily resigns for Good Reason (as defined in the Miller Employment Agreement) or the Company terminates Mr. Miller’s employment for any reason other than for Cause (as defined in the Miller Employment Agreement), then the Company shall pay to Mr. Miller the Termination Benefits (as defined in the Miller Employment Agreement).

There are no arrangements or understandings between Mr. Miller and any other person pursuant to which Mr. Miller was appointed to serve as the Chairman of the Board. Other than the Miller Employment Agreement, there are no transactions in which Mr. Miller had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

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In connection with his appointment as the Chairman of the Board, Mr. Miller will receive stock options for 36,000 shares of Common Stock granted at the Company’s current stock price, which vest over a three-year term.

Item 2.02. Results of Operations and Financial Condition.

On April 9, 2015, the Company issued a press release (the “Financial Results Press Release”) reporting its results of operations and financial condition for the fourth quarter and year ended December 31, 2015. A copy of the Financial Results Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Pursuant to the rules and regulations of the Commission, the information in this Item 2.02 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On April 28, 2015, the Company issued a press release (the “Board Press Release”) announcing that, effective May 1, 2015, (i) Mr. Miller would assume the positions of Chief Executive Officer of the Company and Chairman of the Board, (ii) Mr. Shepard was appointed as a member of the Board, (iii) Mr. Griffith and Mr. Ross resigned as members of the Board. A copy of the Board Press Release is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

Pursuant to the rules and regulations of the Commission, the information in this Item 7.01 disclosure, including Exhibit 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	First Amendment to Employment Agreement of Jason Griffith

10.2	First Amendment to Employment Agreement of Scot Ross

10.3	Miller Employment Agreement

99.1	Financial Results Press Release, dated April 9, 2015

99.2	Board Press Release, dated April 28, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

QUEST SOLUTION, INC.

By:	/s/ Thomas Miller
Thomas Miller
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Employment Agreement of Jason Griffith

10.2	First Amendment to Employment Agreement of Scot Ross

10.3	Miller Employment Agreement

99.1	Financial Results Press Release, dated April 9, 2015

99.2	Press Release, dated April 28, 2015

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